                                                                    EXHIBIT 10.4

                                LOAN AGREEMENT

                     REDUCING REVOLVING CREDIT FACILITY IN
                           THE EQUIVALENT AMOUNT OF

                               NOK 650,000,000.-

                                    BETWEEN

                              SAEVIK SHIPPING AS
                                 (AS BORROWER)

                                      AND

                     NEDERLANDSE SCHEEPSHYPOTHEEKBANK N.V.
                      ACTING THROUGH ITS NORWEGIAN BRANCH
                             NEDSHIP BANK (NORDIC)
               UNIBANK OF DENMARK (UNIBANK A/S) SINGAPORE BRANCH
                              DEN NORSKE BANK ASA
                                  (AS BANKS)

                                      AND

                              DEN NORSKE BANK ASA
                                  (AS AGENT)

WIKBORG, REIN & CO
OLAV KYRRESGT. 11
5014 BERGEN
NORWAY
TELEFAX 47 55 21 52 03
TELEPHONE 47 55 21 52 00
REF. 987394

                                     INDEX

CLAUSE NO.     SUBJECT MATTER                                           PAGE NO.
1.       PURPOSE AND THE BANKS' COMMITMENT...........................         1
2.       DEFINITIONS.................................................         2
3.       REPRESENTATIONS AND WARRANTIES..............................         7
4.       CONDITIONS PRECEDENT........................................         9
5.       DRAWDOWN AND CURRENCY CONVERSION............................        10
6.       INTEREST....................................................        12
7.       REPAYMENT...................................................        13
8.       REDUCTION OF THE FACILITY AMOUNT............................        14
9.       PREPAYMENT AND CANCELLATION.................................        15
10.      PAYMENTS....................................................        16
11.      SECURITY....................................................        17
12.      CHANGES IN CIRCUMSTANCES....................................        17
13.      COVENANTS...................................................        18
14.      EVENTS OF DEFAULT...........................................        21
15.      INDEMNITIES.................................................        23
16.      THE AGENT AND THE BANKS.....................................        24
17.      FEES AND EXPENSES...........................................        26
18.      AMENDMENTS AND WAIVERS......................................        26
19.      MISCELLANEOUS...............................................        27
20.      ASSIGNMENTS.................................................        27
21.      LAW AND JURISDICTION........................................        28
22.      NOTICES.....................................................        28

APPENDIXES
1.   FORM OF DRAWDOWN NOTICE
2.   FORM OF FLEET MORTGAGE
3.   FORM OF CLIPPER MORTGAGE
4.   FORM OF ASSIGNMENT OF EARNINGS
5.   FORM OF DECLARATION OF PLEDGE
6.   FORM OF GUARANTEE
7.   FORM OF ASSIGNMENTS OF INSURANCES
8.   LIST OF VESSELS
9.   LIST OF BANKS AND COMMITMENTS

This Loan Agreement is made the 23 June 1998.

BETWEEN

1)   SAEVIK SHIPPING AS
     Postboks 85
     6090 Fosnavag
     (hereinafter called the "Borrower").

2.   THE BANKS AND FINANCIAL INSTITUTIONS
     which names and addresses are listed in Appendix 9 hereto.

3.   DEN NORSKE BANK ASA
     5020 Bergen
     Norway
     Telephone No. +47 55 21 10 00
     Telefax No. +47 55 21 19 24
     (as "Agent")

1.   PURPOSE AND THE BANKS' COMMITMENT

1.01.

This Agreement sets out the terms and conditions upon and subject to which each Bank (as defined below) will make available to the Borrower a secured reducing revolving credit facility up to the aggregate maximum principal amount not exceeding its commitment as specified in Appendix 9 of this Agreement, to assist the Borrower in refinancing the Vessels.

1.02.

During the Commitment Period the Borrower may utilise the Facility up to the Facility Amount on a revolving basis so that any amounts repaid and/or prepaid may be redrawn by the Borrower subject to the terms and conditions of this Agreement.

1.03.

The obligations of each bank under this Agreement are several. Failure of a Bank to carry out its obligations hereunder shall not relieve any other Bank, the Agent or the Borrower or any of its respective obligations hereunder. No Bank shall be responsible for the obligations of any other Bank or the Agent hereunder.

NOW IT IS HEREBY AGREED AS FOLLOWS:

2.   DEFINITIONS

In this Agreement, the following words and expressions shall have the meaning set opposite them below:


"Advance"        the principal amount in NOK or an Optional currency of each borrowing by the Borrower under this Agreement or the principal amount outstanding of that borrowing.

"Agent"          Den Norske Bank ASA, 5020 Bergen, Norway.

"Agreement"      this agreement entered into between the Borrower, the Banks and the Agent in respect of the Facility.

"Assignment of
Earnings"        an assignment in respect of the Vessels' and Clipper's earnings to be executed in favour of the Agent on behalf of the Bank's request, substantially in the terms and form as set out in Appendix 4 hereto.

"Assignment of
Insurances"      assignments of insurances executed by the Borrower in favour of the Agent on behalf of the Banks, whereby all benefits of the Vessels' and Clipper's insurances are assigned to the Agent on behalf of the Banks, substantially in the terms and form as set out in Appendix 7 hereto.

"Bank" pursuant to the definitions of Banks below, each of the banks and financial institutions whose names and addresses appear in Appendix 9 hereto.

"Banking Day"    a day on which banks are open for business necessary for the transactions required by this Agreement.

"Banks" the banks and financial institutions whose names and addresses appear in Appendix 9 (including any of the branch through which any such bank or financial institution may be acting from time to time) or their successors and any other bank or financial institution to which any one of them may assign some or all of its rights or obligations under this Agreement pursuant to Clause 20.01.

"Clipper"        the M/V "NORTHERN CLIPPER" built 1994, registered in the
                 Borrower's name in the Norwegian Ordinary Ship Registry with call signal LHHT.

"Clipper
Mortgage"        a second priority mortgage in the amount of NOK 715,000,000.-
                 executed by
                 the Borrower in favour of the Agent on behalf of the Banks ranking after the First Clipper Mortgage.

"Clipper Loan"   a loan granted by Eksportfinans ASA to the Borrower, pursuant to a Loan Agreement dated 21 July 1994.

"Commitments"    in relation to each Bank, the amount set opposite its name in
                 Appendix 9 to the extent not cancelled, reduced or transferred under this Agreement.

"Commitment
Period"          the period from the first Drawdown Date until the Final
                 Maturity Date.

"Contribution"   means as to each of the Banks, the principal sum (not exceeding the amounts specified against the name of such Bank in Appendix
                 9) which such Bank is obliged to contribute to or/as the context requires the portion of such principal sum advanced by the relevant Bank and outstanding at any relevant time.

"Declaration of
Pledge" a declaration of pledge executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Fleet Mortgage- and, the Clipper Mortgage, substantially in the terms and form as set out in Appendix 5 hereto.

"Drawdown
Date"            the date for drawdown of an Advance pursuant to this Agreement.

"Drawdown
Notice" a request made by the Borrower for an Advance in the terms and form as set out in Appendix 1 hereto.

"Equivalent
Amount" at any date specified herein the equivalent amount in the relevant Optional Currency of an amount in NOK or vice versa as converted at the Exchange Rate.

"Event of
Default"         any of the events or circumstances described in Clause 14.

"Exchange Rate"  the exchange rate between NOK and the relevant Optional
                 Currency to be ruling in the London Foreign Exchange Marked at 11 a.m. (London time) on two (2) Banking Days prior to the relevant date.

"Facility"        the revolving credit facility the terms of which are set out herein.

"Facility Amount" the aggregate of the Commitments of all the Banks not exceeding NOK 650,000,000.- as reduced in accordance with the provisions of this Agreement.

"Final Maturity
Date"             30 June 2003.

"First Clipper
Mortgage"         a first priority mortgage in favour of Eksportfinans ASA in the amount of NOK 55,475,328.-

"Fleet
Mortgage"         a first priority mortgage on each of the Vessels in the amount of NOK 715,000,000.- executed by the Borrower in favour of the Agent on behalf of Banks, substantially in the terms and form as set out in Appendix 2 hereto.

"GBP" the legal currency at any relevant time hereunder of the United Kingdom.

"Guarantee"       an irrevocably and unconditional guarantee executed by the
                  Guarantor in favour of the Agent on behalf of the Banks, substantially in the terms and form as set out in Appendix 6 hereto.

"Guarantor"       Saevik Supply ASA.

"Guarantor's
Declaration"      a declaration executed by the Guarantor in favour of the Agent on behalf of the Banks whereby the Guarantor undertakes that
                  (i) all loans granted or to be granted by the Guarantor or associated companies to the Borrower shall, after an Event of Default has occurred, in all respect be subordinated to the Loan until such default is cured or remedied, (ii) it will not merge or consolidate with any other entity without the prior written consent of the Banks (iii) the Guarantor will not pay any dividends or other payments to its shareholders if the Guarantor is in breach of any covenants and (iv) maintain the borrower as a wholly owned subsidiary.

"Interest
Payment Date"     the last Banking Day of each Interest Period.

"Interest
Period"           each period for an Advance in the Borrower's option of (i) one
                  (1) (limited to three times a year without consent from the Banks, such consent not to be unreasonable withheld), three (3) and six (6) months (subject to availability of such funds to the Banks) or (ii) such other period as may be requested by the Borrower and agreed by the Agent on behalf of the Banks (subject to availability of such funds to the Banks) each on the Drawdown Date, provided that if an Interest Period would end on a day which is not a Banking Day, it shall end on the following Banking Day, unless such day falls in the next calendar month, in which case the Interest Period shall end on the preceding Banking Day.

"Libor" for each Interest Period the rate of interest on Optional Currency(ies)- deposits (other than NOK) which is offered between prime banks in the London Interbank Eurocurrency Market at 11 a.m. London time presently quoted on Telerate page 3750 two (2) Banking Days before the beginning of each Interest Period.

"Loan" at any time, the aggregate amount of all Advances then outstanding under this Agreement.

"Loan Period"     the period commencing on the first Drawdown Date and ending on the day the Loan and all amounts outstanding under this Agreement and the Security Documents have been repaid in full to the Banks.

"Manager"         Saevik Supply ASA and/or Trico.

"Margin" zeropointseventy per cent (0.70%) per annum from the first Drawdown Date and until 30 June 2000 and thereafter throughout the Loan Period zeropointseventyfive per cent (0.75%) per annum.

"Negative Pledge
Vessels"          the vessels as specified in Appendix 8 part 2 hereto.

"Nibor" for each Interest Period the rate determined by the Agent on behalf of the Banks two (2) Banking Days before the beginning of that Interest Period being the annual rate of interest for NOK offered to the Banks through the Interbank Swap Market as appearing on the Reuter Screen Page NIBR at 12 noon Norwegian time which the Banks are requested by the Borrower to obtain, equal to the outstanding on the Loan at the beginning of that Interest Period.

"NOK" the legal currency at any relevant time hereunder of the Kingdom of Norway.

"NOK Amount"      the amount in NOK which will result from the conversion on a particular date of the Loan or any part thereof (as relevant) denominated in an Optional

                  Currency into NOK, calculated at the Exchange Rate.

"Optional
Currency"         GBP, USD and/or other currencies to be agreed subject to
                  availability to the Banks in the London Interbank Eurocurrency
                  Market.

"Original NOK
Amount"           NOK 650,000,000.-

"Reduction
Amount" the amount of reduction of the Facility to be made on each Reduction Date and set forth in Clause 8.01.

"Reduction Date"  each date the Facility is reduced in accordance with Clause
                  8.01.

"Repayment
Date"             the last day of the Interest Period for an Advance.

"Security
Documents"        the Fleet Mortgage, the Clipper Mortgage, the Assignment of
                  Earnings, the Declaration of Pledge, the Guarantee and the Assignments of Insurances.

"Total Loss"      (i)    actual or constructive or compromised or arranged total
                         loss of any of the Vessels; or

                  (ii) requisition for title or other compulsory acquisition of any of the Vessels (otherwise than by requisition for hire); or

                  (iii) capture, seizure, arrest, detention or confiscation of any of the Vessels by any government unless such Vessel is released and restored to the Borrower from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof.

"Trico"           Trico Marine Services, Inc.

"USD, $ and
Dollars" the legal currency at any relevant time hereunder of the United States of America.

"Value Adjusted
Equity"           Value Adjusted Total Assets less total debt outstanding.
                  Newbuilding contracts and liabilities and financial leases and bareboat arrangements are to be included in the calculation.

"Value Adjusted
Total Assets"     the market value of all assets owned or leased.  Vessels to be valuated pursuant to Clause 13.01 h).

"Vessels"         the vessels as specified in Appendix 8 part 1 hereto.

3.  REPRESENTATIONS AND WARRANTIES

3.01.

The Borrower represents and warrants to the Banks that:

a) The Borrower is at the date hereof duly formed and is validly existing under the laws of the Kingdom of Norway, has full power to carry on its business as it is now being conducted and has complied with all statutory and other requirements relative to such business.

b) The Guarantor is at the date hereof duly formed and is validly existing under the laws of the Kingdom of Norway, has full power to carry on its business as it is now being conducted and has complied with all statutory and other requirements relative to such business.

c) The Borrower will as from the first Drawdown Date be a wholly owned subsidiary of the Guarantor which is a wholly owned subsidiary of Trico International Holdings B.V. which is again a wholly owned subsidiary of Trico.

d) All corporate actions required on the part of the Borrower and its respective directors and officers have been taken in order to authorise this Agreement and the Security Documents, and the execution and performance thereof, in accordance with the laws of the Kingdom of Norway and with its own constitution, and this Agreement and the Security Documents have been validly executed, and are binding upon the Borrower and enforceable against it in accordance with its terms.

e) All corporate actions required on the part of the Guarantor and its respective directors and officers have been taken in order to authorise the Guarantee and the execution and performance thereof, in accordance with the laws of the Kingdom of Norway and with its own constitution and the Guarantee has been validly executed, and is binding upon the Guarantor and enforceable against it in accordance with its terms.

f) All approvals required from any government, tax, monetary or other authority to enable the Borrower to make this Agreement and to borrow and repay the Loan and to pay interest thereon without deduction or withholding of any taxes or other money have been obtained and are in full force and effect.

g) The making of this Agreement and the execution of the Security Documents by the Borrower will not infringe any other agreement to which the Borrower is a party.

h) Neither of the Borrower nor the Guarantor is at the time of signing of this Agreement in default under any other agreement to which it is a party nor is it a subject of any actual, pending or threatened legal proceedings either of which has or may have a material adverse effect on its financial condition.

i)  Each of the Vessels will upon the first Drawdown Date be:



    (i) in the absolute and (save as the Fleet Mortgage) unencumbered ownership of the Borrower

    (ii) registered in the name of the Borrower in the Norwegian Ordinary Ship Register

    (iii) operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

    (iv) free of all overdue requirements and recommendations of said classification society.

    (v) insured in accordance with the provisions of Clause 13.01(d) of this Agreement.

k)  Clipper will upon the first Drawdown Date be:

    (i) in the absolute and (save as the First Clipper Mortgage and the Clipper Mortgage) unencumbered ownership of the Borrower

    (ii) registered in the name of the Borrower in the Norwegian Ordinary Ship Register.

    (iii) operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

    (iv) free of all overdue requirements and recommendations of said classification society.

    (v) insured in accordance with the provisions of Clause 13.01(d) of this Agreement.

3.02.

The representations and warranties in Clause 3.01 hereof shall be deemed to be repeated until all monies due or owing to the Banks under this Agreement and the Security Documents have been paid in full.

4.   CONDITIONS PRECEDENT

4.01.

The several obligations of the Banks to make their respective Contribution to the Loan available hereunder shall be subject to the condition that the Agent on behalf of the Banks has received not later than five (5) Banking Days prior to the first Drawdown Date the following documents in a form satisfactory to the Agent and its legal advisors:

a)  company certificate in respect of the Borrower and the Guarantor, and

b)  Articles of Association in respect of the Borrower and the Guarantor, and

c) all government, tax, monetary and other approvals referred to in Clause 3.01(f), and

d) copies of the resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement and the Security Documents as the Borrower is a party to, and authorising its appropriate officer or officers or other representatives to execute the same on its behalf, or other authorisation as shall be acceptable to the Agent, and

e) copies of the resolutions of the Board of Directors of the Guarantor evidencing approval of the Guarantee authorising its appropriate officer or officers or other representatives to execute the same on its behalf, or other authorisation as shall be acceptable to the Agent, and

f) the Fleet Mortgage together with satisfactory evidence that the Fleet Mortgage is or will be registered against the Vessels with 1st priority, and

g) the Clipper Mortgage together with satisfactory evidence that the Clipper Mortgage is or will be registered against the Clipper with 2nd priority after the First Clipper Mortgage, and

h)  Evidencing that each of the Vessels and Clipper:

    (i) is registered in the name of the Borrower in the Norwegian Ordinary Register, and

    (ii) is classed in the manner described in Clause 3.01 j) and k) with the Det Norske Veritas, and

    (iii) is insured in accordance with Clause 13.01 (d) of this Agreement, and that the Banks' interest as mortgagee is duly noted with the respective insurance companies, and

j) the Assignment of Earnings in respect of the Vessels and/or Clipper employed on contracts or charterparties with a duration of six (6) months or more, together with evidence that notice(s) of assignment has been served on the relevant charterer,

k)  the Declaration of Pledge duly executed by the Borrower, and

l)  the Guarantee duly executed by the Guarantor, and

m)  the Assignments of Insurances duly executed by the Borrower, and

n) copies of all agreements entered into between the Managers and the Borrower in respect of the management and operation of the Vessels, and

o)  the Guarantor's Declaration duly signed by the Guarantor, and

p) satisfactory evidence that the outstanding amount under the Clipper Loan is as of 30 June 1998 NOK 29, 665,442.-, and

q) satisfactory evidence that there are none registered encumbrances on each of the Negative Pledge Vessels; and

r) satisfactory information of contracts/charterparties of the Vessels and/or Clipper with a duration of six (6) months or more, and

s) favourable legal opinions in respect of Norwegian law if so required by the Banks.

5.  DRAWDOWN AND CURRENCY CONVERSION

5.01.

Subject to Clause 4 above and that no Event of Default has occurred, the Borrower may draw down amounts under the Facility in Advances on a Banking Day within the Commitment Period by serving to the Agent on behalf of the Banks the Drawdown Notice at 10.00 a.m. (Norwegian time) not less than four (4) Banking Days prior to the relevant Drawdown Date which, once received by the Agent on behalf of the Banks, shall be irrevocable.

5.02

Each Drawdown Notice shall constitute a representation and warranty to the effect that, on the date of that notice, the representations and warranties in Clause 3 remain true and correct, that the conditions specified in Clause 4 have been fully performed and that no Event of Default has occurred.

5.03.

The aggregate number of Advances outstanding under this Agreement shall at any time not exceed five (5).

5.04.

Each Advance shall be of minimum NOK 10,000,000.- and multiples of NOK 5,000,000.- for larger amounts.

5.05

The Borrower may, by giving written notice to the Agent on behalf of the Banks not less than four (4) Banking Days before the Interest Payment Date, request that any Advance is made available in an Optional Currency.

5.06

If the requested Optional Currency is not (as determined by the Banks) readily available in respect of the amount and/or the Interest Period chosen by the Borrower, the Agent on behalf of the Banks shall promptly inform the Borrower of such nonavailability, and unless the Borrower and the Banks shall agree on another available Optional Currency, the Advance shall be denominated in NOK.

5.07.

If no request for an Optional Currency is made by the Borrower, then the Advance shall be denominated in NOK.

5.08.

Whenever the Loan or part thereof is denominated in Optional Currency(ies) the NOK Amount of the Loan shall be determined on the relevant Reduction Date.

5.09.

If the NOK Amount of the Loan on a Reduction Date exceeds the Original NOK Amount, reduced by any reductions and/or cancellations made prior to, or to be made on such day, the difference shall be paid by the Borrower to the Bank in the relevant Optional Currency(ies) on the relevant Reduction Date.

5.10.

If the NOK Amount of the Loan on a Reduction Date is less than the Original NOK Amount, reduced by any reductions and/or cancellations made prior to, or to be made on such day, the difference may not be used as reduction on instalments falling due and shall not be advanced to the

Borrower by the Banks, provided however that if there is any difference when the last instalment is due the difference will be applied against payment of the balloon.

5.11.

Whenever an Advance is denominated in an Optional Currency, interest accruing thereon shall be paid in that Optional Currency.

5.12.

Forthwith upon receipt by the Agent of a duly completed Drawdown Notice in respect of an Advance, the Agent shall give notice thereof to each Bank, and each Bank hereby undertakes, subject to the terms of this Agreement to make available through the Agent to the Borrower on the date specified in such notice their respective Contributions.

The Contribution shall be made available to the Borrower through the Agent in funds which are for same day settlement.

5.13.

The Agent shall not in any circumstances be liable to make available to the Borrower any sum greater than the aggregate of the Contributions provided by the Banks in respect of the Loan.

5.14.

Each Advance shall, subject to the terms of this Agreement, be made available to the Borrower hereunder by the Agent on behalf of the Banks by paying the amount thereof to an account of the Borrower.

6.  INTEREST

6.01.

The Borrower may, by serving the Drawdown Notice for an Advance to the Agent on behalf of the Banks not later than 10 a.m. (Norwegian time) four (4) Banking Days before the beginning of each Interest Period, specify the duration of the commencing Interest Period.

6.02.

On each Interest Payment Date the Borrower shall pay to the Agent on behalf of the Banks interest for the Advance for that Interest Period at the rate determined by the Agent after consultation with the Banks as being the aggregate of (i) the Margin and (ii) Libor and/or Nibor (in respect of NOK) for such Interest Period.

6.03.

If the Borrower selects an Interest Period of more than six (6) months, interest accruing during such period, shall be paid every six months in arrears and at the Interest Payment Date.

6.04.

In the event of the Borrower not making payment on the due date of any sums due under this Agreement, the Borrower shall pay interest on such sums from the due date up to the date of actual payment at a rate to be determined by the Banks to be the aggregate of two (2) percent per annum and the margin above the costs the Banks will incur in financing such sums for such periods as the Banks shall determine. Such interest is to be payable on demand.

In addition and without prejudice to the foregoing, the Borrower shall indemnify the Banks for all losses and expenses in connection with payment not being made on the due date.

6.05.

If the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 6.01, the Interest Period shall have a duration of 3 months.

6.06.

All interest shall be calculated on the actual number of days elapsed and on the basis of a 360-day year, unless the Loan (or part thereof) is denominated in GBP in which case interest shall be calculated on basis of a 365-days year.

7.  REPAYMENT

7.01.

The Borrower shall repay each Advance on the last day of the Interest Period relative thereto and shall repay all Advances outstanding under this agreement in full on the Final Maturity Date.

7.02.

If, on any date:

(i)   a Bank is obliged to participate in the making of an Advance on such date;
      and

(ii) a payment is due to be made to that Bank pursuant to clause 7.01 (Repayment) by the Borrower on such date, then (unless the relevant Bank ceases to be obliged to participate in the making of such Advance on such date or otherwise such Advance falls not to be made on such date in accordance with the provisions of this Agreement or otherwise) the Agent shall set off the amount payable by such Bank in respect of such Advance against the amount payable by the Borrower pursuant to clause 7.01 (Repayment) and only the net amount (if any) shall be paid by such Bank or, as the case may be, repaid by the Borrower (and the Agent shall promptly advise the Borrower and such Bank of the net amount (if any) to be paid by such Bank to the Borrower or, as the case may be, to be repaid by the Borrower to such Bank). Such Bank or, as the case may be, the Borrower shall make such net amount (if any) available to the Agent in accordance with the provisions of this Agreement on the relevant date.

8.  REDUCTION OF THE FACILITY AMOUNT

8.01.

Without prejudice to the Banks' rights pursuant to Clause 14 of this Agreement, the Facility Amount shall be reduced as follows:

--------------------------------------------------------------------------------
  Reduction        Date              Amount in NOK       Facility Amount in NOK
--------------------------------------------------------------------------------
1              30 December 1998         50,000,000.-             600,000,000.-
--------------------------------------------------------------------------------
2              30 June 1999             50,000,000.-             550,000,000.-
--------------------------------------------------------------------------------
3              30 December 1999         50,000,000.-             500,000,000.-
--------------------------------------------------------------------------------
4              30 June 2000             50,000,000.-             450,000,000.-
--------------------------------------------------------------------------------
5              30 December 2000         50,000,000.-             400,000,000.-
--------------------------------------------------------------------------------
6              30 June 2001             50,000,000.-             350,000,000.-
--------------------------------------------------------------------------------
7              30 December 2001         50,000,000.-             300,000,000.-
--------------------------------------------------------------------------------
8              30 June 2002             50,000,000.-             250,000,000.-
--------------------------------------------------------------------------------
9              30 December 2002         50,000,000.-             200,000,000.-
--------------------------------------------------------------------------------
10             30 June 2003             50,000,000.-             150,000,000.-
--------------------------------------------------------------------------------
11 (balloon)   30 June 2003            150,000,000.-                       0.-
--------------------------------------------------------------------------------

8.02.

If reduction pursuant to clause 8.01 is going to be made on a day which is not a Banking Day, the reduction shall be made on the following Banking Day, unless such day falls in the next calendar month in which case the reduction shall be made on the preceding Banking Day.

8.03.

The Banks shall have the right to demand the Facility Amount to be repaid in full in one (1) amount if any shareholder in the Guarantor other than Trico Marine Services Inc. including subsidiaries owns and/or controls fifty per cent (50%) or more of the voting shares in the Guarantor. Repayment to be made at the latest six (6) months after such demand has been made by the Banks.

8.04.

If any of the Vessels and/or Clipper is sold or is declared a Total Loss, the Borrower shall make repayment/cancellation (in inverse order of maturity) on the Facility Amount equal to sixty per cent (60%) of the net proceed, provided however that if the Facility Amount and outstanding under the Clipper Loan after such repayment/cancellation exceeds sixty per cent (60%) of the market value (valuated in accordance with Clause 13.01 h) of the remaining Vessels and Clipper, then up to 100% of the net proceeds from the sale or Total Loss shall be used to make repayment/cancellation on the Facility Amount in order to reduce the Facility Amount to sixty per cent (60%) of the market value (valuated in accordance with Clause 13.01 h) of the remaining Vessels. Any amounts repaid/cancelled may not be drawn again.

8.05.

If a Negative Pledge Vessel is sold or declared a Total Loss and the Facility Amount plus outstanding under the Clipper Loan after such sale/loss is more than sixty percent (60%) of the market value (valuated in accordance with Clause
13.01 h) of the remaining Vessels and Clipper, then up to hundred percent (100%) of the net proceeds shall be used to repay/cancel the Facility Amount (in inverse order of maturity) so that the Facility Amount after such repayment/cancellation is not more than sixty (60%) of the market value of the Vessels and Clipper. Any amounts repaid/cancelled will not be drawn again.


9.   PREPAYMENT AND CANCELLATION

9.01.

The borrower may (without penalty or premium), by giving not less than ten (10) Banking Days prior written notice to the Agent, cancel in whole or in part the amount of the Facility Amount undrawn at the date on which such cancellation is to be effective (but, if in part, in an amount being a minimum of NOK 10,000,000.- or in multiples of NOK 5,000,000.- for larger amounts).

9.02.

Any notice of prepayment and/or cancellation under this Agreement is irrevocable and shall specify the date on which the prepayment or cancellation is to become effective and the amount to be prepaid or canceled. The agent shall notify the Banks promptly of the receipt and contents of any such notice.

9.03.

No amount cancelled and reducing the Facility Amount under this Agreement may subsequently be reinstated and is consequently not available for redrawing.

10.  PAYMENTS

10.01.

All payments to be made by the Borrower under this Agreement or the Security Documents shall be made to the Agent on behalf of the Banks in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 10.03, free and clear of any deductions or withholdings, unless otherwise specifically agreed between the Borrower and the Banks.

10.02.

Payment shall be made to such account and bank as the Agent on behalf of the Banks may from time to time advise to the Borrower.

10.03.

If the Borrower at any time is required by law, regulation or regulatory requirement to deduct or withhold any taxes, or other amounts from any payments under this Agreement and/or the Security Documents, then the gross amount payable by the Borrower shall be increased by such amount that it after such deductions or withholdings will be equal to the actual amount which would have been received if no such deductions or with holdings were required, and the Borrower shall indemnify the Agent and/or the Banks against any losses or reasonable costs incurred by the Agent and/or the Banks by reason of any failure by the Borrower to compensate for any such deduction or withholding.

11.  SECURITY

11.01.

The Loan together with all unpaid interest and costs payable hereunder shall be secured by:

     (i)     the Fleet Mortgage, and
     (ii)    the Clipper Mortgage, and
     (iii)   the Assignment of Earnings, and
     (iv)    the Declaration of Pledge, and
     (v)     the Guarantee, and
     (vi)    the Assignment of Insurances.

11.02.

The Security Documents shall also secure the Borrower's liabilities and obligations in respect of any interest management products the Borrower may enter into with the Agent provided however that the security for such liabilities and obligations in all respect shall be subordinated to the security for the Facility.

12.  CHANGES IN CIRCUMSTANCES

12.01.

If it becomes illegal under any law applying to the Banks (or any of them) to make or maintain the Loan, then the relevant Banks' commitment to make available its Contribution will end, and if any amount has been advanced, the Borrower shall repay the Loan (or the amount outstanding) on the last day of the then current Interest Period. Under such circumstances the Agent in co-operation with the relevant Bank or Banks shall endeavor to refund the Loan from other legal sources.

12.02.

If, as a result of any change in any applicable law or of any directive of any central bank or monetary authority (whether or not having the force of law) not being publicly known at the date of this Agreement, the cost to any of the Banks of making or maintaining the Loan is increased, then the Borrower shall pay to the Agent on behalf of such Bank and/or Banks on receipt of their written notice specifying the change and the increased cost incurred by the Bank and/or Banks, the amount of any such increased cost. In such event, the Borrower may repay such Bank and/or Banks Contribution (or any amount outstanding) on the last day of the then current Interest Period by paying such Bank and/or Banks Contribution and the amount of any increased costs and all interest accrued to that day.

12.03.

If Optional Currencies and/or NOK will not be available to the Banks in the London Interbank Market and/or the Interbank Swap Market (for NOK) for a relevant Interest Period, then the Banks and the Borrower shall agree on an alternative interest rate and an alternative Interest Period to be substituted for those which would otherwise have applied under this Agreement, and any such interest rate or Interest Period agreed within thirty (30) days from the end of the last preceding Interest Period or Drawdown Date (as applicable) shall be retroactive to such end of the last preceding Interest Period or Drawdown Date. If no agreement is reached within thirty (30) days then the Borrower will repay the Loan on the thirtieth day together with such amount as shall be certified by the Banks as being the cost to the Banks of funding the Loan during those thirty
(30) days plus the Margin.

12.04.

If the Banks by reason of circumstances affecting the London Interbank Eurocurrency Market and/or the Interbank Swap market is unable to obtain Optional Currencies in the London Interbank Eurocurrency Market and/or NOK in the Interbank Swap Market and accordingly is not able to continue the Loan, the Agent on behalf of the Banks shall give notice of such determination to the Borrower, requiring the Borrower to repay to the Agent on behalf of the Banks the Loan on the last day of the then current Interest Period and all sums due by the Borrower to the Agent on behalf of the Banks pursuant to this Agreement and the Security Documents.

12.05.

The Banks shall not be liable for any failure to perform the whole or any part of this Agreement resulting directly or indirectly from action or inaction or purported action of any government or governmental or local authority, or any strike, lockout, boycott and blockade effected by, or upon the Banks or its employees.

13.  COVENANTS

13.01.

The Borrower agrees that until the full and final payment of all indebtedness owing under or secured by this Agreement and the Security Documents, unless the Banks waive compliance in writing, it will

a) give prompt written notice to the Agent on behalf of the Banks of the following:

     (i) any Events of Default or events which with the lapse of time will constitute an Event of Default under the terms of this Agreement and the Security Documents forthwith upon becoming aware thereof.

     (ii) promptly inform the Agent on behalf of the Banks of any occurrence of which it becomes aware which is likely to adversely affect its ability to perform its obligations under this Agreement and the Security Documents.

b) maintain in full force and effect all government, tax, monetary and other approvals required to enable the Borrower to maintain its corporate status, to continue to carry on its business and affairs and to repay the Loan and to pay interest thereon without deductions or withholdings of any taxes or other moneys.

c) furnish the Agent on behalf of the Banks with the following in respect of the Borrower and the Guarantor on a consolidated basis;

    (i) with 120 days after the close of each financial year, two copies confirmed by the auditor of the audited balance sheets, as of the close of each financial year and audited statements(s) of profit and loss.

    (ii) yearly cash flow projections specifying major assumptions within the expiry of the current calendar year.

    (iii) periodical (at least semi-annual) unaudited balance sheet and profit-and loss account within 60 days after expiry of each relevant period.

    (iv) such financial and other information as the Banks may from time to time reasonably require.

d) insure and keep the Vessels and Clipper insured satisfactory to the Banks with first class insurance companies (to be approved by the Banks) at the Borrower's expense against

    (i) Hull & Machinery, Hull Interest, Freight Interest and other usual marine risks
    (ii)     War risks
    (iii)    Protection and Indemnity risks, and


such other interest and perils as the Banks shall reasonably require, and which have become customary and generally applicable in respect of supply vessels.

The amount of the insurance for each of the Vessels and Clipper shall at all times be at least equal to the market value of each of the Vessels and Clipper respectively, however, in aggregate not less than 120% of the Facility Amount and the Clipper Loan.


e) not employ the Vessels nor Clipper or cause the Vessels nor Clipper to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

f)  maintain the Vessels and Clipper classed as described in Clause 3.01.
    j) and k).

g) if any of the Vessels and/or Clipper is being insured for all or any of the insurances specified in clause 13.01 (d) otherwise than in conformity with the Norwegian Marine Insurance Plan of 1996, enter into an assignment with the Agent on behalf of the Banks, by which all the insurance proceeds in respect of such Vessel(s) and/or Clipper are assigned to the Banks, and to advise the Agent in writing about the intention to enter into such insurance agreement fourteen (14) Banking Days before the expiry of the current insurance arrangement.

h) cause the Vessels and Clipper to be valuated (charterfree) by two (2) independent recognised supply vessel shipbrokers acceptable to the Agent on behalf of the Banks once a year or upon the reasonable request of the Agent on behalf of the Banks, however maximum twice a year, and furnish the Agent on behalf of the Banks with such valuation, - all expenses and cost in respect of the valuation(s) to be for the account of the Borrower. In addition the Banks shall at any time during the Loan Period have the right, for their own account, to require separate valuation from recognised shipbrokers.

j) not consent to any transfer of shares in the Borrower without the prior written consent of the Banks.

k) not further mortgage or sell any of the Vessels or Clipper without the prior written consent of the Banks.

l) not mortgage or encumber the Negative Pledge Vessels for an amount exceeding NOK 50,000,000.- in aggregate.

m) not enter into any assignment or pledge agreements in respect to the earnings from the Vessels, Clipper and/or the Negative Pledge Vessels, provided that the earnings on the Negative Pledge Vessels and the Negative Pledge Vessels in aggregate may be charged for NOK 50,000,000.-.

n) not obtain any loans from the Guarantor and/or subsidiaries of the Guarantor unless such loan(s) are subordinated to the Loan from an event of default.

o) not merge and/or consolidate with any other entity without the prior written consent of the Banks.

p) not make any payments on loans granted by companies in the same company-group as the Borrower after an Event of Default has occurred.

q) not enter into any agreements concerning management and/or operation of the Vessels without the prior written consent of the Banks which shall not be unreasonably withheld.

r) procure that all agreements regarding sale of vessels and/or charter arrangements to Trico including subsidiaries will be made on market terms.

s) not change flag of the Vessels or Clipper or change classification society of the Vessels or Clipper without the prior written consent of the Banks which shall not be unreasonably withheld.

t) obtain all necessary ISM Code Documentation in connection with the Vessels, Clipper and the Negative Pledge Vessels and to be in full compliance with the ISM Code on or before the date required by Norwegian and UK law in relation to vessels of the same type as the Vessels, Clipper and the Negative Pledge Vessels.

u) notify the Agent on behalf of the Banks if any of the Vessels and/or Clipper is fixed on contracts/charterparties with a duration of six (6) months or more.

v) at any time in the Loan Period if so requested by the Agent on behalf of the Banks enter into an assignment (substantially in the terms and form as the Assignment of Earnings) whereby all moneys payable under any charterparty/contracts in respect of the Vessels and/or Clipper are assigned to the Agent on behalf of the Banks.

14. EVENTS OF DEFAULT

14.01.

There shall be an Event of Default if;

a) the Borrower fails to pay any sum which shall become due hereunder and such default shall continue for a period of three (3) Banking Days or more without remedy, or

b) any representation or warranty made by the Borrower, or any information or documents delivered by the Borrower to the Banks, shall be shown to have been misleading in a material respect when made or given, or

c) the Borrower fails (in the reasonable opinion of the Agent on behalf of the Banks) to perform any material obligation (including without limitation Clause 13 in this Agreement) in whole or in part contained in this Agreement and/or the Security Documents which it is not capable of remedy or, if remediable, has not been remedied within fifteen (15) Banking Days after notice from the Agent on behalf of the Banks, or

d) an event occurs which constitutes or with the passing of time or the giving of notice or both, would constitute an event of default under any other agreement entered into by the Borrower and whose breach would - in the opinion of the Banks - have a material adverse effect on the Borrower's ability to fulfil its obligations hereunder, or

e) the Borrower suspends payments of its debts or is unable to or admits its inability to pay its debts as it falls due, or

f) the Borrower proposes or enters into a composition or other arrangement for the benefit of its creditors generally (akkord og gjeldsforhandling) or is found bankrupt or insolvent (konkurs) or any order is made by any competent court or resolution passed by the Borrower for the winding up or dissolution of the Borrower, or

g)  any of the events or circumstances referred to in clause 14.01(d), (e) and
    (f) applied mutatis mutandis occurs or arises in respect of the Guarantor and these events or circumstances are not remedied within 15 Banking Days by replacement acceptable to the Banks, or

h) any of the events of default specified in any of the Security Documents arise or occur, or

j)  the Guarantor is in default under the Guarantor's Declaration, or

k) the Guarantor on a consolidated basis has Value Adjusted Equity of less than twentyfive per cent (25%) of the Value Adjusted Assets, or

l) the Guarantor on a consolidated basis has a negative working capital (current assets less current liabilities (next years instalments on long term debt is not to be included in the short time liabilities)), or

m) the Guarantor on a consolidated basis has a free liquidity available to the Guarantor (including undrawn portion of any drawing facility) at any time in the Loan Period of less than NOK 50,000,000.-, or

n) the aggregate market value (charterfree) of the Vessels and Clipper valuated in accordance with Clause 13.01 (h) at any time during the Loan Period is less than onehundredand thirtyfive per cent (135%) of the aggregate of the Loan and the Clipper Loan provided however that the Borrower under such circumstances shall be entitled to grant additional securities acceptable to the Banks, or

o) the Borrower has not repaid the Loan within six (6) months after such demand has been made by the Banks as provided for in Clause 8.03, or

p) a demand for payment is made under any guarantee executed or to be executed by the Borrower and/or the Guarantor in favour of financial creditors to Trico and/or subsidiaries, or

q) the Guarantor ceases to be directly or indirectly subsidiary of Trico as long as there are guarantees from the Borrower and/or the Guarantor in favour of Trico's financial creditors, or

r) any other situation occurs which in the reasonable opinion of the Banks will in a material way result in the Borrower's reduced ability to fulfil its obligations under this Agreement as they fall due.

and the Agent on behalf of the Banks has declared that such an event to be an Event of Default.

14.02.

The Agent may without prejudice to any of the Banks' other rights but after having received the approval from the Banks, at any time after the occurrence of an Event of Default by notice to the Borrower declare that:

a) the obligation of the Banks to make the Loan available shall be terminated forthwith, and/or

b) the Loan and all interest and cost accrued and all other sums payable under this Agreement and the Security Documents have become due and payable whereupon the same shall immediately or in accordance with such notice become due.

15. INDEMNITIES

15.01.

The Borrower shall on demand indemnify each Bank and the Agent - without prejudice to any of their other rights under this Agreement - against any and all costs, expenses, outgoings and loss of Margin (the latter limited to the current Interest Period) which such Bank or the Agent shall certify as sustained or incurred by it as a consequence of

(i) any default in payment by the Borrower of any sum under this Agreement when due, or

(ii)  the occurrence of any other Event of Default, or

(iii) any Advance is not disbursed to the Borrower on the date specified on the relevant Drawdown Notice including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding its Contribution, or any part thereof or in liquidating or reemploying deposits from third parties acquired to effect or maintain its Contribution or any part thereof.

16.  THE AGENT AND THE BANKS

16.01.

The Banks hereby irrevocably authorise the Agent (acting through its employees or agents) to take such action on the Banks' behalf and to exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto provided however that all major decisions shall be made by unanimous consent of the Banks. In performing its duties and functions hereunder, the Agent shall exercise the same care as it normally exercises in making and handling loans for its own account, but the Agent assumes no responsibility and neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Banks or any of them for any action taken or omitted to be taken hereunder or in connection with this Agreement, Security Documents and/or the Loan unless caused by its employees' or its agents' gross negligence or wilful misconduct.

16.02.

Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks, to agree with the Borrower any amendment to this Agreement.

16.03.

The Agent shall keep and hold all documents received by the Agent in connection with this Agreement, including the Security Documents received and/or executed by the Borrower in favour of the Banks in accordance with normal banking practice, for and on behalf of the Banks.

16.04.

The Agent shall not be responsible to the Banks or any of them for the financial condition of the Borrower, its direct and/or indirect partner(s) or for any statements, representations or warranties in this Agreement or any certificate or document delivered hereunder or for the validity, effectiveness, enforceability or sufficiency of this Agreement or the Security Documents or of any certificate, report or other document executed or delivered hereunder.

16.05.

a) The Agent shall forward by mail as soon as possible all material documents received from the Borrower in accordance with this Agreement to the other Banks.

b) The Agent shall distribute promptly to each of the Banks their due proportions of all sums received by the Agent on behalf of the Banks under this Agreement or any of the Security Documents. The Agent may retain for its own use and benefit (and shall not be liable to account to any of the Banks for all or any part of) any sums received by it by way of Agent fees (and not payable to any Bank) or by way of reimbursement of expenses incurred by it.

16.06.

Each Bank has made and shall make its own independent investigation of the financial condition and the affairs of the Borrower or its direct or indirect partners in connection with the making and continuance of the Loan and has made and shall make its own appraisal of the creditworthiness of the Borrower.

16.07.

The Agent shall not be required to make any enquiry as to the performance or observance by the Borrower of any of the terms, provisions or conditions of this Agreement nor the existence or possible existence of any Event of Default.

16.08.

Each Bank shall reimburse the Agent for the amount of such Bank's pro rata share of the charges and expenses incurred by the Agent in contemplation of, or in carrying out its duties under, or otherwise in connection with the enforcement of, or the preservation of any rights under this Agreement including the fees and expenses of legal or other professional advisers to the extent that such charges or expenses are not reimbursed by the Borrower.

16.09.

The Agent shall have no responsibility (a) to the Borrower on account of the failure of each of the Banks to perform its obligations hereunder, or (b) to the Banks on account of the failure of the Borrower to perform its obligations hereunder.

16.10.

The Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrower or the Banks as if it were not the Agent, subject to that any such disposal by the Borrower would be considered as a breach of the Borrower's obligation under this Loan Agreement.

16.11.

If any Bank at any time receives or recovers by set-off or otherwise any sum (in connection with this transaction) which it is obliged (or entitled) to apply towards payment of any amount due to it hereunder then such Bank shall be obliged to offer to each other Bank (through the Agent) such payment by way of adjustment as may be necessary to ensure that at all times each Bank receives the same proportion of principal, interest and the fees due to it under this Agreement as each other Bank.

17.  FEES AND EXPENSES

17.01.

The Borrower shall pay to the Agent for distributions to the Banks a flat fee of NOK 812,500.-. This fee is due and payable on the first Drawdown Date.

17.02.

The Borrower shall pay to the Agent (as arranger) an arrangement fee of NOK 150,000.-. This fee is due and payable on the first Drawdown Date.

17.03.

The Borrower shall pay to the Agent for distribution to the Banks a commitment fee of zeropointtwentyfive per cent (0.25%) per annum of any undrawn and uncalled amount under the Facility.

17.04.

The Borrower shall pay to the Agent a yearly agency fee of NOK 100,000.- payable annually in advance for the relevant year or part thereof. First payment to be made for 1999 and payable 1 January 1999.

17.05.

The Borrower shall pay to the Agent on behalf of the Banks on demand (whether or not the Loan is ever advanced hereunder) all costs, expenses and disbursements (including, but not limited to legal fees and printing, publication and travelling expenses) reasonable incurred by the Agent and/or the Banks in the negotiation, preparation and completion of this Agreement and the Security Documents and the maintenance, protection and enforcement of any of their rights hereunder.

18.  AMENDMENTS AND WAIVERS

18.01.

This Agreement may only be amended or changed by a document in writing signed by the Borrower and the Agent on behalf of the Banks, provided that any such amendment or change has been agreed in writing by all the Banks, as also provided for in Clause 16.02 hereof.

18.02.

No delay or failure by the Agent and/or the Banks in exercising any right or remedy shall be construed or take effect as a waiver or release of that right or remedy, and the Agent and/or the Banks shall always be entitled to exercise all its rights and remedies unless it shall have expressly waived them in writing.

19.  MISCELLANEOUS

19.01.

If at any time any provisions hereof are or become illegal, invalid or unenforceable in any respect, under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby.

19.02.

The provisions of the Security Documents are an integrated part of this Agreement.

19.03.

In the event of any inconsistency between the provisions of this Agreement and the provisions of the Security Documents, the provisions of this Agreement shall prevail.

20.  ASSIGNMENTS

20.01.

Subject to the Borrower's consent which shall not be unreasonably withheld, the Banks may assign any of their rights and obligations under this Agreement in whole or in part to (i) any subsidiary of the Banks and (ii) subject to the other Banks' approval to any other bank and/or financial institution, and the Borrower shall execute such documents as may be reasonably required by the Banks to perfect any such assignment, provided however that the Banks may not assign any of their rights or obligations without the prior written consent of the Borrower if the Borrower would become liable to pay any extra amount, except to the extent that the same would have been payable if there had been no such assignment.

20.02.

If any of the Banks notifies its intention to use its option in Clause 20.01. and the other Banks consent to such assignment, an introduction of Majority Banks clause shall be considered if there will be more than three (3) Banks after such assignment.

21.  LAW AND JURISDICTION

21.01.

This Agreement shall be governed by and construed in accordance with the Laws of Norway.

21.02.

The Borrower, the Agent and the Banks accept Bergen City Court as non-exclusive venue, but this choice shall not prevent the Agent on behalf of the Banks to enforce any of the Security Documents against the Vessel wherever it may be found.

22.  NOTICES

22.01.

Any notice to be given or any document to be delivered may be sent by telex, telefax or by first class airmail to the addresses and telex Nos. listed in the introduction to this Agreement or in Appendix 9 hereto.

22.02.

All notices, correspondence between the Agent, the Banks and the Borrower shall be in the English language.

                                      ***

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered the day and the year first above written.


SAEVIK SHIPPING AS                         p.p. DEN NORSKE BANK ASA


______________________________             _______________________________


                                           NEDERLANDSE SCHEEPS-
                                           HYPOTHEEKBANK N.V.

                                           acting through its Norwegian branch
                                           Nedship Bank (Nordic)



                                           ___________________________


                                           UNIBANK OF DENMARK
                                           Unibank A/S)
                                           Singapore Branch


                                           ____________________________
                                           attorney-in-fact


                                           p.p. DEN NORSKE BANK  ASA


                                           ____________________________
                                           as Agent